Exhibit 15.4

ENFORCEMENT DECREE OF THE ACT ON THE MANAGEMENT OF PUBLIC INSTITUTIONS

Enforced on Oct. 15, 2011

Amended by Presidential Decree No. 23221, Oct. 14, 2011

Presidential Decree No. 11690, Mar. 23, 2013

Presidential Decree No. 24780, Oct. 2, 2013

Presidential Decree No. 25279, Mar. 24, 2014

Presidential Decree No. 25532, Aug. 6, 2014

Presidential Decree No. 25751, Nov. 19, 2014

Presidential Decree No. 27073, Mar. 31, 2016

Presidential Decree No. 27505, Sep. 22, 2016

Presidential Decree No. 28211, Jul. 26, 2017

Presidential Decree No. 28232, Aug. 9, 2017

Presidential Decree No. 29184, Sep. 28, 2018

Presidential Decree No. 29858, Jun. 18, 2019

Article 1 (Purpose)

The purpose of this Decree is to provide for the matters delegated by the Act on the Management of Public Institutions and the matters necessary for the enforcement thereof.

Article 2 (Amount of Total Revenue)

The term “amount of total revenue” in Articles 4 (1) 2 and Article 5 (2) and (3) 1 (a) of the Act on the Management of Public Institutions (hereinafter referred to as the “Act”) means an amount calculated in accordance with the attached Table 1, excluding the amount of obligations to pay in the future from the revenue acquired by the institution as earnings from its business or granted as an aid by the State, a local government, a private sector, etc. and the derivative revenue yielded from such revenue.

Article 3 (Amount of Government Aid)

The term “amount of the Government grants” in Article 4 (1) 2 of the Act means the aggregate of the following amounts out of the amount of total revenue:

1.

The amount of revenue transferred from the Government including contributions and subsidies, and the amount of revenue transferred from a private sector, etc. in compliance with a mandatory provision of a statute including charges under the Framework Act on the Management of Charges;

2.

The amount of revenue earned from a business specified by a statute as a business of the institution or commissioned on the ground prescribed for such commission by a statute or the amount of revenue earned from an monopoly provided for by a statute or granted on the ground prescribed by a statute. In this case, the amount of revenue means all revenues earned from a commissioned business or monopoly including fee, admission fee, use charge, insurance premium, contribution, charge, etc. in whatsoever name; and

3.	The amount of derivative revenue yielded from the management of the revenues specified in subparagraphs 1 and 2.

Article 4 (Criterion of Securing Practical Control)

The term “secure practical control over” in Article 4 (1) 3 through 5 of the Act means one of the following cases:

1.	Where it is possible, because of the largest shares in possession, to control the institution by the exercise of shareholder rights in the light of the diversification of shares;

2.

Where involvement in appointment (including approval and recommendation) of the head of the institution or a majority of members of its board of directors is secured by a statute or the articles of incorporation; or

3.	Where an authority to approve the budget or business plan of the institution is secured by a statute or the articles of incorporation.

Article 5 (Self-Generating Revenue)

The term “self-generating revenue” in Article 5 (2) and (3) 1 (a) of the Act means the aggregate of the following revenues, excluding the amount falling under subparagraph 1 of Article 3 from calculation of the following revenues:

1.

Revenue from the business for its original purpose: The amount of revenue directly generated from the business specified in the Act that provides for the ground for the establishment of the institution or its articles of incorporation, as calculated in accordance with the attached Table 2;

2.

Revenue from other business: The amount of revenue generated from the business not specified in the Act that provides for the ground for the establishment of the institution or its articles of incorporation, as calculated in accordance with the attached Table 2; and

3.

Revenue from any sources other than business: The amount of incidental revenue accrued derivatively from the business specified in subparagraphs 1 and 2 such as interest income accrued from the momentary fund management, as calculated in accordance with the attached Table 2.

Article 6 (Method for Calculating Total Revenue, etc.)

(1)

The amount of total revenue under Articles 4 (1) 2 and 5 (2) and (3) 1 (a) of the Act, the amount of the Government grants under Article 4 (1) 2 of the Act, and the amount of self-generating revenue under Article 5 (2) and (3) 1 (a) of the Act (hereinafter referred to as the “amount of total revenue, etc.”) shall be the average amount for the latest three years, calculated based on the financial statements for the settlement of accounts for the latest three years.

(2)

In calculating total revenue, etc. in accordance with paragraph (1), an institution whose financial statements have been prepared for less than three years shall calculate its total revenue, etc. utilizing the financial statements for the corresponding period of time, while an institution whose financial statements have not been prepared yet shall prepare data equivalent to those statements based on its budget for such calculation.

(3)

The financial statements under paragraph (1) shall be basically the financial statements prepared on the basis of accruals: Provided, That an institution that does not prepare such statements in accordance with accruals shall prepare data equivalent to those statements for such calculation.

(4)

The prescribed number of personnel in applying Article 5 (1) of the Act, Article 3 (2) of the Addenda to the Act and Articles 21 and 22 of this Decree shall mean the prescribed number of personnel as of the end of the year immediately preceding the designation as a public institution or the appointment or removal of executives: Provided, That in cases of a public institution in which the prescribed number of personnel as of the end of the immediately preceding year does not exist due to reasons, such as being newly designated as a public institution under the proviso to the part, other than the subparagraphs of Article 6 (1) of the Act, it refers to the prescribed number on the day such reason arises. <Amended by Presidential Decree No. 22088, Mar. 26, 2010>

(5)

The asset size under Article 5 (3) 1 (a), the main sentence of the Article 18 (2) and (4), the main sentence of Article 20 (2) and (3) and the proviso to the Article 21 (2) of the Act and Article 22 (1) 2 of this Decree shall be calculated based on the financial statements for the settlement of accounts for the latest year: Provided, That in cases of a public institution, financial statements of which are not prepared due to reasons, such as being newly designated as a public institution under the proviso to the part, other than the subparagraphs of Article 6 (1) of the Act, the asset size shall be calculated based on the budget of the year in which such reason arises. <Amended by Presidential Decree No. 22088, Mar. 26, 2010>

(6)

The amount of total revenue under Articles 21 and 22 (1) 1 shall be calculated based on the financial statements for the settlement of accounts for the latest year: Provided, That in cases of a public institution, financial statements of which are not prepared due to reasons, such as being newly designated as a public institution under the proviso to the part other than the subparagraphs of Article 6 (1) of the Act, the amount of total revenue shall be calculated based on the budget of the year in which such reason arises. <Amended by Presidential Decree No. 22088, Mar. 26, 2010>

(7)

The Minister of Economy and Finance may prepare more specific guidelines for calculating total revenue, etc. to notify them to the administrative agencies that control the affairs of public corporations, quasigovernmental institutions, and non-classified public institutions under relevant statutes (hereinafter referred to as the “competent agencies”). <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

Article 7 (Criterion of Designation of Market-based Public Corporations)

“Criterion prescribed by Presidential Decree” in Article 5 (3) 1 (a) of the Act means 85 percent.

Article 7-2 (Research and Development Institutions)

The Minister of Economy and Finance may designate the non-classified public institutions that fall under the following subparagraphs as institutions of which business purpose is to carry on research and development, in accordance with Article 5(4) of the Act:

1.

Government-funded research institutes and economic/humanities and social science research societies that are established under the Act on the Establishment, Operation and Fostering of Government-Funded Research Institutes, Etc.;

2.

Government-funded science and technology research institutes and national science and technology research societies established under the Act on the Establishment, Operation and Fostering of Government-Funded Science and Technology Research Institutes, Etc.;

3.	Other institutions of which purpose is to carry on research and development as designated by deliberation and resolution of the Public Institutions’ Management Committee (“Management Committee”).

[Newly inserted, Sep. 28, 2018]

Article 8 (Procedure for Designation of Public Institutions. etc.)

(1)

The head of the competent agency shall notify the Minister of Economy and Finance of the institutions subject to designation of public institutions under Article 4 of the Act no later than one month before the beginning of each fiscal year. <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

(2)

If a change occurs in the legal personality, name, etc. of a public institution, or any reason for initial designation of or designation of a public institution by changing the classification or any reason for the cancellation of designation under the proviso to the part, other than the subparagraphs of Article 6 (1) of the Act occurs, the head of the competent agency shall immediately notify the details thereof to the Minister of Economy and Finance. <Amended by Presidential Decree No. 22088, Mar. 26, 2010>

Article 9 (Examination on Establishment of New Institution)

When the head of the competent agency requests the Minister of Economy and Finance to examine the feasibility of the establishment of a new institution in accordance with Article 7 (1) of the Act, the head shall submit a plan containing the following descriptions and materials: <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

1.	Scope and substance of the business of the institution;

2.	Services and goods that the new institution will provide;

3.	Annual revenue expected and budget of the Government grants required in the next five years;

4.	Plan for the management of the organization and human resources for the next five years;

5.	Current status of related institutions already established;

6.	Other materials requested by the Minister of Economy and Finance.

Article 10 (Matter Subject to Deliberation and Resolution by Management Committee)

“Other matters prescribed by Presidential Decree concerning management of public institutions” in subparagraph 17 of Article 8 of the Act means the following matters: <Amended by Presidential Decree No. 28232, Aug. 9, 2017, Sep., 28, 2018>

1.	Matters as to whether the public institutions are the institutions of which purpose is to carry on research and development as provided by Article 7-2, subparagraph 3;

2.	Matters concerning the items, guidelines, procedure, etc. for the consolidated publication under Article 16;

3.	Matters concerning the scope of public institutions that provide direct services to the people under Article 17 (1);

4.	Matters concerning the designation of the institutions exempt from the function adjustment. etc. under Article 18 (2);

5.	Matters concerning the request for evaluation of business performance under Article 27 (1);

6.	Matters concerning the management of the management evaluation team for public corporations and quasi-governmental institutions under Article 28 (4);

7.	Matters necessary for personnel management audit under Article 29-7(4);

8.	Matters concerning the determination on whether to consider as actual revenue under subparagraph 3 (c) of attached Table 1.

Article 11 (Composition of Management Committee)

(1)

“Vice Minister, Deputy Administrator, or an equivalent public official of the related administrative agency as prescribed by Presidential Decree” in Article 9 (1) 2 of the Act means one of the following persons: <Amended by Presidential Decree No. 20720, Feb. 29, 2008; Presidential Decree No. 11690, Mar. 23 2013; Presidential Decree No. 25751, Nov. 19, 2014; Presidential Decree No. 28211, Jul. 26, 2017 >

1.	One Vice-Minister of the Ministry of Economy and Finance nominated by the Minister of the Ministry of Economy and Finance;

2.	Vice-Minister of the Ministry of the Interior and Safety;

3.	One Vice-Minister level public official nominated by the Chairman of Anti-Corruption & Civil Rights Commission;

4.	Minister of Personnel Management

(2)

“People who have good knowledge and experience in the area of the management and business administration of public institutions” in Article 9 (1) 4 of the Act means the following persons: <Amended by Presidential Decree No. 20947, Jul. 29, 2008>

1.	Persons who have a career of working for a university, a college, or an officially recognized research institute as an adjunct professor or in an equivalent position for at least five years;

2.	Persons who have a career as a judge, a public prosecutor, or a lawyer for at least ten years;

3.

Persons who have a career of working for a public institution under the Act and this Decree or a stock-listed corporation under Article 9 (15) 3 of the Financial Investment Services and Capital Markets Act for at least twenty years and who have served as an executive for at least three years;

4.	Persons who have a career of engaging in the area of audit or accounting for the institutions enumerated in subparagraph 3 with a license of certified public accountant for at least ten years;

5.	Persons who have worked as a public official in the Senior Civil Service or a public official in political service;

6.	Other persons whose career, etc. relating to the management of a public institution are recognized as equivalent to the criteria set forth in subparagraphs 1 through 5.

(3)	The management committee may establish and run an advisory team composed of related specialists to give advices on specialized or technical matters relating to the management of public institutions.

Article 12 (Management of Management Committee)

(1)	The chairperson shall convene the meeting of the management committee and shall take the chair in the meeting.

(2)	If the chairperson is unable to perform his/her duties, the member designated by the chairperson shall act on behalf of the chairperson. <Amended by Presidential Decree No. 22088, Mar. 26, 2010>

(3)

The management committee may request a public official concerned or an executive or an employee of a public institution to appear before the committee, submit materials, and present his/her opinion, whenever necessary for executing its business.

(4)	Allowances, travel expense, and other necessary expenses may be reimbursed to the committee members, other than public officials within the limit of its budget.

(5)

The chairperson shall send the materials related to the matters on the agenda brought up to the meeting of the management committee, in advance, to the Chairperson of the Board of Audit and Inspection and the heads of related administrative agencies pursuant to Article 10 (3) of the Act.

(6)	Other necessary matters concerning the management of the management committee shall be prescribed by the chairperson after resolution by the management committee.

(7)

The matters under paragraph (6) shall include the matters concerning the preparation and preservation of the minutes of meeting of the management committee and the disclosure of the contents of the minutes of meeting under the Official Information Disclosure Act.

Article 13 (Exclusion, Challenge, Abstention of Members of Management Committee)

(1)	A committee member shall be excluded from deliberation and resolution on any of the following matters:

1.	A matter in which the member has direct interests;

2.	A matter in which the member’s spouse, relative by blood within the fourth degree, or relative by marriage within the second degree or an institution to which the member belongs has interests;

3.	A matter in which a person who acts as an advisor, a consultant, etc. for the member or an institution to which the member belongs has interests.

(2)

A person who has direct interests in a matter subject to deliberation and resolution by the management committee may file an application for challenge against a member, if there is any ground on which it is difficult to expect fairness in deliberation and resolution. In such cases, the chairperson shall decide whether to accept the application for challenge without referring it to the management committee for resolution.

(3)	A committee member may voluntarily abstain from deliberation and resolution on a case, if he/she falls under any of the grounds set forth in paragraph (1) or (2).

Article 14 (Subcommittees)

(1)	The management committee may have subcommittees composed of some of the committee members for carrying out its business in an efficient manner.

(2)	The chairperson and members of a subcommittee shall be appointed by the chairperson of the management committee.

(3)	The subcommittee shall review matters decided by a resolution of the management committee, and shall report the results thereof to the management committee.

(4)	Other necessary matters concerning the composition and management of subcommittees shall be prescribed by the chairperson after resolution by the management committee.

Article 15 (Publication on Management)

The publication on the matters specified in Article 11 (1) of the Act shall be made as follows: <Amended by Presidential Decree No. 22088, Mar. 26, 2010, Presidential Decree No. 27505, Sep. 22, 2016, Sep. 28, 2018>

1.	The publication on management shall be made by posting and furnishing the data for the latest five years concerning the matters subject to publication;

2.	The statements on the settlement of accounts under Article 11 (1) 2 of the Act shall be posted and furnished within ninety days after the end of each business year;

3.	The information about the matters under Article 11 (1) 1 and 3 through 16 of the Act shall be posted and furnished without delay whenever such a matter arises.

Article 16 (Consolidated Publication)

(1)

The Minister of Economy and Finance shall prescribe the items subject to consolidated publication under Article 12 of the Act and the matters concerning the criteria and procedure therefor (hereinafter referred to as “criteria, etc. for consolidated publication”) after deliberation and resolution by the management committee, and shall notify them to the heads of public institutions. <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

(2)

Whenever revising the matters concerning the criteria, etc. for consolidated publication prescribed in accordance with paragraph (1), the Minister of Economy and Finance shall finalize such revision after deliberation and resolution by the management committee, and shall notify it to the heads of public institutions no later than fourteen days before enforcing the criteria, etc. for consolidated publication as revised. <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

(3)

The head of a public institution shall publish the management information in accordance with the criteria, etc. for consolidated publication under paragraphs (1) and (2) in the Internet site designated by the Minister of Economy and Finance. <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

Article 17 (Customer Charter, etc.)

(1)

The Minister of Economy and Finance shall determine the scope of public institutions that provide direct service to the people, after deliberation and resolution by the management committee, and shall notify it to the heads of public institutions. <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

(2)

Every public institution shall, upon establishing the customer charter under Article 13 (1) of the Act, announce it through the Internet, etc. or post it at a certain place to make it known to the people.

(3)	The heads of public institutions may request an independent specialized institution to conduct a survey on customer satisfaction level under Article 13 (2) of the Act.

Article 18 (Adjustment of Functions of Public Institutions, etc.)

(1)

The Minister of Economy and Finance may carry out adjustment of functions, etc. of public institutions under Article 14 of the Act step by step, considering the nature, peculiarities in business affairs, etc. of public institutions. <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

(2)

The Minister of Economy and Finance may exclude institutions that fall under any of the following subparagraphs among public institutions from those subject to adjustment of functions, etc., after deliberation and resolution by the management committee: <Amended by Presidential Decree No. 2072~ Feb. 29, 2008>

1.	An institution for which a relevant Act provides that it is necessary to guarantee independence of the Government and neutrality in executing the functions of the institution;

2.	An institution in which case three years have not passed yet since its establishment;

3.	An institution for which the management committee determines it is not proper to be subjected to adjustment of function, etc., considering the peculiarities in its business affairs, etc.

(3)

Where the Minister of Economy and Finance deems necessary for the purpose of smooth development of the plan under Article 14(4) of the Act, it may order the head of the competent agency to consign disposal of property owned by the Nation and public institutions to Korea Asset Management Corporation under the Act on the Efficient Disposal of Non-performing Assets, Etc. of Financial Company and the Establishment of Korea Asset Management Corporation (hereinafter referred to as “Korea Asset Management Corporation”) after deliberation and resolution by the management committee: <Newly inserted by Presidential Decree on July 14, 2011; Presidential Decree No. 25279, Mar. 24 2014, Sep. 28, 2018>

(4)

When consigning such property pursuant to paragraph (3), the head of the competent agency or the heads of public institutions shall conclude a consignment agreement containing each of the following subparagraphs with the Korea Asset Management Corporation. <Newly Inserted on July 14, 2011>

1.	Purpose of assignment;

2.	Consignment fees and expenses; and

3.	Other matters necessary for the performance of consignment work.

Article 19 (Non-Standing Senior Director)

(1)

The non-standing senior director under Article 21 of the Act shall be appointed from among the persons who have good knowledge and experience in operation and business administration of public institution and good reputation of impartiality and fall under any subparagraph of Article 11 (2).

(2)

The non-standing senior director may convene and preside over the non-standing directors’ meeting to discuss the matters on the agenda of the directors’ meeting and other matters concerning the management of the institution.

(3)	The head of a public institution or a quasi-governmental institution shall help the non-standing senior director carry out the affairs set forth in paragraph (2) as necessary.

Article 20 (Excuse for Non-standing Senior Director’s Request for Audit, etc.)

(1)

If it is difficult to comply with the non-standing director’s request for audit under Article 22 (2) of the Act due to extraordinary circumstances, the auditor or the audit committee shall explain such circumstances to the non-standing senior director, and shall report it to the board of directors.

(2)

If it is difficult to comply with the non-standing director’s demand for data under Article 22 (3) of the Act due to extraordinary circumstances, the head of a public corporation or a quasi-governmental institution shall explain such circumstances to the non-standing senior director, and shall report it to the board of directors.

Article 20-2 (Objective of Appointment of Executives for Gender Equality)

(1)

The head of a public corporation or a quasi-government institution shall prepare and submit the annual report under Article 24-2(3) of the Act, together with the business performance report under Article 47(1) of the Act to the Minister of Economy and Finance and the head of the competent agency.

(2)	The annual report under Paragraph (1) shall include the following matters:

1.	Status of gender equality in composition of executives (including the number and ratio of executives of each gender);

2.	Performance details for the previous year and the result of inspection thereof;

3.	The objective of appointment of executives for gender equality and the implementation plan for the following five years including the year when the annual report is submitted; and

4.	Other matters as deemed necessary to achieve the objective of appointment of executives for gender equality.

(3)	The head of the competent agency receiving the annual report under Paragraph (1) may submit his/her opinion to the Minister of Economy and Finance, if necessary.

(4)

Matters necessary for the establishment and implementation of the objective of appointment of executive for gender equality and preparation or submission of the report other than those set forth in Paragraphs (1) through (3) shall be determined by the Minister of Economy and Finance.

[Newly inserted, Jun. 18, 2019]

Article 21 (Appointment and Removal of Executives of Public Corporations)

The term “public corporation, the size of which is below the criteria prescribed by Presidential Decree” in the provisos to Article 25 (1) and (4) of the Act means a public corporation whose total revenue under Article 2 is less than one hundred billion won or whose prescribed number of personnel is less than five hundred persons.

Article 22 (Appointment and Removal of Executives of Quasi-Governmental Institutions)

(1)

“Criteria prescribed by Presidential Decree” in the provisos to Article 26 (1) and Article 26 (4) of the Act and “criteria prescribed by Presidential Decree” in the main sentences of the Articles 24 (3) and 26 (3) of the Act means the criteria of each of the following subparagraphs: <Amended by Presidential Decree No. 22088, Mar. 26, 2010>< Amended by Presidential Decree No. 27073, Mar. 31, 2016>

1.

Commissioned-service-based quasi-governmental institutions: Whose total revenue under Article 2 shall be no less than one hundred billion won and whose prescribed number of personnel shall be no less than five hundred persons;

2.

Fund-management-based quasi-governmental institutions: Whose asset size (including fund assets in commissioned management) shall be no less than one trillion won and whose prescribed number of personnel shall be no less than five hundred persons.

(2)

“Quasi-governmental institution …. which is prescribed by Presidential Decree” in the main sentences of Articles 24 (3), in the main sentences of Articles 26(3) and in the proviso to Article 26 (4) of the Act and “quasi-governmental institution …. which is specified by Presidential Decree” in the proviso to Article 26 (1) of the Act means an institution under any of the following subparagraphs: <Amended by Presidential Decree No. 22088, Mar. 26, 2010>< Amended by Presidential Decree No. 27073, Mar. 31, 2016>

1.	Independence Hall of Korea under the Independence Hall of Korea Act;

2.	Korea Workers’ Compensation & Welfare Corporation under the Industrial Accident Compensation;

3.	Korea Consumer Agency under the Framework Act on Consumers;

4.	Korea Housing Finance Corporation under the Korea Housing Finance Corporation Act;

5.	Act on National Research Foundation of Korea;

6.	Korea Student Aid Foundation under the Act on the Establishment, etc. of Korea Student Aid Foundation;

7.	Korea International Cooperation Agency under the Korea International Cooperation Agency Act.

Article 23 (Organization and Management of Executive Recommendation Committee)

(1)

Whenever there is a need to appoint a new executive due to expiration of an executive’s term or any other reason, the board of directors of a public corporation or a quasi-governmental institutions shall organize the executive recommendation committee under Article 29 of the Act (hereinafter referred to as the “recommendation committee”) without delay.

(2)

The number of members of the executive recommendation committee shall be decided by a resolution of the board of directors within the range between five and fifteen persons: Provided, That the number of the members may be two or three persons, if the number of non-standing directors at the time of the organization of the recommendation committee is not more than two persons. <Amended by Presidential Decree No. 22088, Mar. 26, 2010>

(3)

The members appointed by the board of directors under Article 29 (2) of the Act shall be chosen among the people with good knowledge and experience from the various areas of law, economy, press, academia, labor, etc.: Provided, That such members shall include one person who can represent the opinions of the members of the public corporation or the quasi-governmental institution.

(4)	The recommendation committee shall adopt a resolution by the affirmative vote of a majority of its incumbent members.

(5)	The recommendation committee may commission some of its works including invitation, search, etc. of candidates for executives to a specialized institution.

(6)

Necessary matters concerning the management of the recommendation committee, such as the organization of the recommendation committee, the system for exclusion, challenge, or abstention of a member, etc. and the appointment of executives. in addition to the matters prescribed by the Act or this Decree shall be provided for by the articles of incorporation or the bylaws of the public corporation or the quasigovernmental institution.

Article 24 (Invitation of Candidates for Executives)

(1)	When inviting candidates for executives publicly in accordance with Article 30 {4} of the Act, such invitation shall be publicly notified through the Internet homepage of the public corporation or the quasigovernmental institution and one or more daily newspapers, and the period of time allowed for application shall be at least one week: Provided, That such period of time may be shortened with an approval of the head of the competent agency if there are unavoidable circumstances for prompt appointment. <Amended by Presidential Decree No. 22088, Mar. 26, 2010; Presidential Decree No. 28232, Aug. 9, 2017>

(2)

When publicly notifying the matters concerning the open invitation of candidates for executives under paragraph (1), a public corporation or a quasi-governmental institution shall request the competent agency, the Ministry of Economy and Finance and the Ministry of Personnel Management to post such invitation on their homepages. <Amended by Presidential Decree No. 20720, Feb. 29, 2008; Presidential Decree No. 11690, Mar. 23, 2013; Presidential Decree No. 25751, 2014>

Article 24-2 (Request for Re-Recommendation of Candidates for Executives)

An appointing authority of or recommending authority for appointment of executives of a public corporation or quasi-government institution under Article 25 or 26 of the Act may make a request for the re-recommendation of candidates for executives to the recommendation committee, if the candidates for executives recommended by the recommendation committee fall under the grounds for disqualifications under Article 34 (1) of the Act or are deemed noticeably inappropriate for the management of public corporations or quasi-government institutions.

[This Article Newly Inserted by Presidential Decree No. 22088, Mar. 26, 2010]

Article 25 (Restriction on Concurrent Offices of Executives and Employees)

The provisions of Article 25 of the State Public Officials Service Regulation shall apply mutatis mutandis to the scope of businesses for profit under Article 37 (3) of the Act.

Article 25-2 (Establishment, etc. of Mid-and Long-Term Financial Management Plan)

(1)

“The public corporations and quasi-governmental institutions under the category prescribed by Presidential Decree” under Article 39-2 (1) 2 of the Act means a public corporation or a quasi-governmental institution corresponding to one of the following subparagraphs.

1.

Public corporations and quasi-governmental institutions, with a clause on government’s compensation for loss to such public corporations and quasi-governmental institutions in the laws forming the basis of the foundation thereof;

2.

Of public corporations and quasi-governmental institutions with liabilities larger than assets, those designated and announced by the Minister of Economy and Finance taking into account the size, reasons, and periods of capital impairment.

(2)

If the head of an institution falling under the categories prescribed in the subparagraphs of Article 39-2 (1) of the Act established a Mid- and Long-Term Financial Management Plan, it shall be in accordance with the guidance determined and announced by the Minister of Economy and Finance considering each of the following subparagraphs.

1.	The matters relating to specific items which have to be commonly included in the content;

2.	The matters relating to the setting of criteria including assumptions to be commonly applied to various future estimates, evaluations, and analyses;

3.	The matters needed to keep the content objective; and

4.	The matters relating to the financial management plan under Article 39-2 (2) 3 of the Act and the liability management plan under Subparagraph 4 of the same Article.

(3)

The Minister of Economy and Finance may consult with the head of the responsible institution in case necessary to prescribe the matters relating to the establishment guidance of the Mid- and Long-Term Financial Management Plan under Paragraph 2.

[This Article Newly Inserted by Presidential Decree No. 24780, Oct. 2, 2013]

Article 25-3 (Preliminary Feasibility Study)

(1)

If the head of a public corporation or quasi-governmental institution (hereinafter referred to as the “institution head” in this Article) intends to compile a budget for a new investment project and capital investment that meets all of the requirements under the following subparagraphs, the institution head shall file an application for preliminary feasibility study with the Minister of Economy and Finance in accordance with the main sentence of Article 40 (3) of the Act:

1.	The total project cost shall not be less than 100 billion won; and

2.	The sum of the amount funded by the government and the amount borne by the public corporation shall not be less than 50 billion won.

(2)

If the institution head files an application for preliminary feasibility study under paragraph (1), the institution head shall also submit a project plan stating the name, overview and necessity, etc. of the project to the Minister of Economy and Finance.

(3)

Upon receipt of the application under paragraph (1), the Minister of Economy and Finance shall determine whether or not to conduct a preliminary feasibility study after consultation with related experts.

(4)

If the institution head intends to obtain a confirmation that a new investment project and capital investment that meets all of the requirements set forth in the subparagraphs of paragraph (1) is exempt from preliminary feasibility study under the proviso to Article 40 (3) of the Act, the institution head shall submit a request for confirmation of exemption from preliminary feasibility study stating the name, overview and necessity of the project and grounds, etc. for exemption of the project to the Minister of Economy and Finance. Provided, That even in the case where the institution head intends to obtain confirmation from the Minister of Economy and Finance that the project concerned is a project that needs to be implemented urgently to prevent a disaster, before obtaining the consent of the competent Standing Committee of the National Assembly under subparagraph 5 of Article 40 (3) of the Act, the institution head may submit a request for confirmation of exemption from preliminary feasibility study.

(5)

Upon receipt of a request for confirmation of exemption from the preliminary feasibility study under paragraph (4), if the Minister of Economy and Finance confirms that the project concerned is one of the projects set forth in subparagraphs of Article 40 (3) of the Act after consultation with related experts, the Minister of Economy and Finance shall notify the institution head of the results.

(6)

The Minister of Economy and Finance shall establish guidelines on the criteria for selection of projects subject to a preliminary feasibility study, institution conducting the study, methods and procedures for the study, etc. in accordance with Article 40 (3) of the Act, and notify the institution head. [This Article Newly Inserted by Presidential Decree No. 27505, Sep. 22, 2016]

Article 26 (Submission of Statements on Settlement of Accounts)

(1)	<Deleted on October 14, 2011>.

(2)

Every quasi-governmental institution shall submit the final statements on the settlement of accounts to the Minister of Economy and Finance within ten days after the statements are finalized in accordance with Article 43 (2) of the Act. <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

Article 26-2 (Composition and Organization of Appointment Committee of Accounting Auditors)

(1)

Members of an appointment committee for accounting auditors under Article 43-2 (1) of the Act (excluding cases where audit committee is deemed an appointment committee for accounting auditors under the same paragraph) shall be comprised of all auditors and non-standing directors of the relevant public corporation or quasi-government institution.

(2)

The chairperson of the appointment committee for accounting auditors shall be elected from among the members who are non-standing directors of the relevant public corporation or quasi-government institution.

(3)	The chairperson shall convene and preside over the meetings of the appointment committee for accounting auditors.

(4)

Meetings of the appointment committee for accounting auditors shall be held with the attendance of 2/3 of the incumbent members and require the consent of a majority of the members present for resolution.

(5)

In addition to the matters specified in paragraphs (1) through (4), matters necessary for the operations, etc. of the appointment committee for accounting auditors shall be prescribed by the Minister of Economy and Finance.

[This Article Newly Inserted by Presidential Decree No. 22088, Mar. 26, 2010)

Article 27 (Business Performance Evaluation)

(1)

The Minister of Economy and Finance may commission the business performance evaluation of public corporations and quasi-governmental institutions to a specialized institution, after resolution by the management committee, if considered necessary. <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

(2)

The Minister of Economy and Finance shall prepare a manual for the business performance evaluation no later than the beginning of each fiscal year in accordance with the criteria and method for the business performance evaluation and with the measures to be taken following such evaluation pursuant to Article 48 of the Act: provided that, with respect to a public corporation or a quasi-governmental institution newly designated under Article 6 of the Act, the manual for the business performance evaluation shall be prepared within four months after such designation. <Amended by Presidential Decree No. 20720, Feb. 29, 2008; Jul 14, 2011>

(3)

“Cases provided by Presidential Decree” in Article 48(4) of the Act mean such serious offenses as employment irregularities, tax evasion, accounting fraud or, unfair business practices in violation of the Act, the Commercial Act, the Criminal Act, the Punishment of Tax Offenses Act, the Framework Act on Local Taxes, the Monopoly Regulation and Fair Trade Act, the underlying laws of establishment of the relevant public institutions or other laws relating to business activities of the relevant public institutions etc. <Newly inserted, Sep. 28, 2018>

(4)

The Minister of Economy and Finance may take further actions, including but not limited to, deciding on the payment rate of bonus or making a suggestion or request for measures relating to personnel or budgetary matters taken pursuant to evaluation results of the review and resolution by the management committee. <Newly Inserted, Jul. 14, 2011, Sep. 28, 2018>

Article 28 (Composition and Management of Management Evaluation Team for Public Corporations and Quasi-Governmental Institutions)

(1)

The Minister of Economy and Finance may organize and run the management evaluation team for public corporations and quasi-governmental institutions (hereinafter referred to as the “management evaluation team”) from time to time with the persons commissioned among the following persons under Article 48 (6) of the Act: <Amended by Presidential Decree No. 20720, Feb. 29, 2008; Jul 14, 2011>

1.	A professor of a college or a university who has expertise in management and business administration of public institutions;

2.	A person working for a government-invested research institute with a doctor’s degree or recognized as having an equivalent qualification;

3.	A certified public accountant, a lawyer, or a specialist in management consulting with an experience of practice for at least five years;

4.	A person recognized otherwise as having good expertise and experience in management and business administration of public institutions.

(2)	The expenses required for the management evaluation team’s execution of missions may be reimbursed within the limit of the budget.

(3)	The management evaluation team shall be deemed to be dissolved when the missions assigned are completed.

(4)

Necessary matters concerning the composition and management of the management evaluation team in addition to the matters prescribed by this Decree shall be prescribed by the Minister of Economy and Finance after resolution by the management committee. <Amended by Presidential Decree No. 20720, Feb. 29, 2008; Presidential Decree No. 22088, Mar. 26, 2010>

Article 29 (Monitoring Adequacy of Supervision)

The Minister of Economy and Finance and the head of the competent agency may monitor the adequacy of the supervision over public corporations and quasi-governmental institutions under Article 51 (4) of the Act and take measures for improvement step by step, considering the nature, peculiarities in business affairs, etc. of each institution. <Amended by Presidential Decree No. 20720, Feb. 29, 2008>

Article 29-2 (Prior Consultation on Funding or Investment)

(1)

“In specific cases prescribed by Presidential Decree” in the proviso to Article 51-2 (1) of the Act means the case where a public corporation or a quasi-governmental institution acquires equity in another corporation pursuant to the following decisions, etc.:

1.	If a public institution dealing with finance makes an investment in accordance with any of the following:

(a)	An authorization for a rehabilitation plan granted under Article 242 of the Debtor Rehabilitation and Bankruptcy Act;

(b)	A resolution of the council of financial creditors on the readjustment of claims under Article 17 of the Corporate Restructuring Promotion Act;

(c)

A resolution on the readjustment of claims passed by the council established to discuss credit risk assessments and restricting plans, etc. of companies subject to the improvement in financial structure among the financial creditors holding claims against such companies;

(d)

An investment in a special purpose company, etc. to provide a guarantee for the special purpose company under Article 28-3 of the Korea Technology Finance Corporation Act or Article 23-3 of the Credit Guarantee Fund Act;

(e)	A guarantee-linked investment under Article 28-4 of the Korea Technology Finance Corporation Act or Article 23-4 of the Credit Guarantee Fund Act;

(f)	Any financing to insured financial companies under Article 38 of the Depositor Protection Act; or

(g)	Any provision of public funds under the Special Act on the Management of Public Funds.

2.

If an investment is made after prior consultation with the head of the competent agency and the Minister of Economy and Finance is de facto performed through deliberation and resolution at a meeting operated with major officials at the minister level or higher as its members.

(2)

If establishment of a funding or investment institution or funding or investment in other corporations requires deliberation and resolution by the board of directors of a public corporation or a quasi-governmental institution, a prior consultation under Article 51-2 of the Act shall be held before deliberation and resolution by the board of directors.

(3)

If a public corporation or a quasi-governmental institution holds a prior consultation in order to establish a funding or investment institution or to fund or invest in other corporations under Article 51-2 of the Act, it shall submit a plan stating the following matters to the head of the competent agency and the Minister of Economy and Finance:

1.	Purpose and necessary of funding or investment;

2.	Scope and details of business of the company subject to funding or investment;

3.	Amount and timing of funding or investment;

4.	Annual financial plans of the company subject to funding or investment for at least 5 years;

5.	Details of budget support, debt guarantees, indemnification of losses, etc. for the company subject to funding or investment by the government or a public corporation; and

6.	Other materials requested by the head of the competent agency or the Minister of Economy and Finance.

[This Article Newly Inserted by Presidential Decree No. 27505, Sep. 22, 2016]

Article 29-3 (Requests for Investigation of Wrongdoers)

(1)	“Monetary corruption, sexual crime or employment irregularities, etc. as provided by Presidential Decree” under Article 52-3(2) of the Act shall mean any of the following acts:

1.	An act of giving, receiving or promising money, goods, real property, entertainment or other property interest illegally in connection with duties;

2	Embezzlement, bribery, theft, fraud or misuse of funds, properties or goods of the relevant public institutions;

3.	Sexual crime under Article 2 of the Act on Special Cases Concerning the Punishment, Etc. of Sexual Crimes;

4.	Prohibited acts under Article 4 of the Act on the Punishment of Arrangement of Commercial Sex Acts, Etc.;

5.

An act of intervening in or influencing personnel management including employment and promotion, etc. in violation of the laws, the articles of incorporation or bylaws, significantly impeding fair personnel management;

6.	An act falling under Article 27(3) of the Act.

(2)

The Minister of Economy and Finance or the heads of competent authorities shall request investigation or audit of wrongdoers in accordance with the following criteria and shall consult with the Board of Audit and Inspection in advance when requesting audit by the Board of Audit and Inspection:

1.	If investigation is deemed necessary with respect to an actual or alleged offense: Request for investigation to the Investigation Agencies;

2.

If direct audit by the Minister of Economy and Finance or the heads of the competent authorities is difficult due to unavoidable reasons, but audit under the Act of the Board of Audit and Inspection is deemed necessary: Request for audit to the Board of Audit and Inspection

3.

If direct audit by the Minister of Economy and Finance or the heads of the competent authorities is otherwise difficult due to unavoidable reasons: The Minister of Economy and Finance shall request audit to the head of the competent authority or the head of the competent authority shall request audit to the Minister of Economy and Finance in turn. In such case the audit requested to the Minister of Economy and Finance shall be limited to the personnel management audit under Article 52-6 of the Act.

(3)

The Minister of Economy and Finance or the head of the competent authority shall submit data on the actual or the alleged offense when requesting investigation or audit in accordance with Article 52-3(2) of the Act.

[Newly inserted, Sep., 28, 2018]

Article 29-4 (Disclosure of the List of Wrongdoers Related to Employment Irregularities)

(1)	The Minister of Economy and Finance or the heads of the competent authorities shall disclose the following particulars when disclosing the list in accordance with Article 52-4(1) of the Act:

1.	Name, age, occupation and address of the wrongdoer involved in employment irregularities, however the detailed address under Article 2, subparagraph 8 of the Road Name Address Act may be omitted.

2.	Name and address of the public institution, duties and position as of the time when employment irregularities were committed;

3.	Particulars and method of employment irregularities;

4.	Judgment of conviction of employment irregularities.

(2)

The Minister of Economy and Finance and the head of the competent authority shall disclose the list in accordance with paragraph (1) by way of publishing the list in the official gazettes or displaying it on the internet site designated by the Minister of Economy and Finance in accordance with Article 16(3) or on the internet homepage of the competent authority for one (1) year.

[Newly inserted, Sep. 28, 2018]

Article 29-5 (Criteria of Request for Cancellation of Admission of Persons Involved in Employment Irregularities)

The criteria and particulars of cancelling admission, etc. (“Cancellation of Admission, Etc.) under Article 52-5(1) of the Act shall be as follows:

1.	Passage of employment examination or employment due to employment irregularities: Request for cancellation of the employment.

2.

Promotion, shift, transfer or dispatch due to involvement in or cooperation to employment irregularities: Request for cancellation of the relevant promotion, shift, transfer or dispatch. If necessary, personnel disadvantage may be requested at the same time.

[Newly inserted, Sep. 28, 2018]

Article 29-6 (Disciplinary Hearing before Cancellation of Admission of Persons Involved in Employment Irregularities)

(1)

For deliberation and resolution of cancellation of admission in accordance with Article 52-5(1) of the Act, the Management Committee shall notify the relevant person of the following matters not later than 10 days prior to the date set for the hearing. In such case, the notice shall be given to the head of the competent authority at the same time:

1.	Particulars and the reasons of request for cancellation of admission;

2.	Due date for defense;

3.	Method of defense;

4.	Handling if the person does not state his/her case

5.	Any other matters for defense

(2)

If the notified person under paragraph (1) does not state his/her case without any justifiable reason, the Management Committee may deliberate and resolve the matter without allowing further opportunity of defense.

(3)	If deemed necessary, the Management Committee may demand attendance of witnesses or submission of evidences.

(4)

The Minister of Economy and Finance or the head of the competent authority shall notify the head of the relevant competent authority of the result of deliberation and resolution by the Management Committee of the request for cancellation of admission.

[Newly inserted, Sep. 28, 2018]

Article 29-7 (Personnel Management Audit, Etc.)

(1)

Personnel management audit under Article 52-6 (1) of the Act (“Personnel Management Audit”) shall be conducted with respect to all aspects of personnel management or such particular aspects as hiring, promotion and evaluation, etc.

(2)

Carrying out Personnel Management Audit under Article 52-6 (1) of the Act, the Minister of Economy and Finance shall mutatis mutandis apply Articles 19 to 21, 23, 23-2, 24 to 31, 32(3), 33, 36(2) and 38 of the Act on Public Sector Audits and the Rules of the Board of Audit and Inspection under Article 37 of the Act on Public Sector Audits. In that case, “the head of central government authority, etc.” or “the head of the audit organization” shall be regarded as the Minister of Economy and Finance, and the “self-audit” shall be regarded as Personnel Management Audit.

(3)	When the head of a competent authority carries out Personnel Management Audit in accordance with Article 52-6(1) of the Act, the Act on Public Sector Audits shall be complied with.

(4)

Necessary matters for efficient conduct of Personnel Management Audit other than as provided by paragraphs (1) to (3) shall be determined by the Minister of Economy and Finance after deliberation and resolution of the Management Committee.

[Newly inserted, Sep., 28, 2018]

Article 30 (Exercise, etc. of Minority Stockholders’ Rights)

The “securities exchange prescribed by the Presidential Decree” under Article 54 of the Act means securities exchange markets described under Article 176-9 (1) of the Enforcement Decree of the Financial Investment Services and Capital Markets Act.

[This Article Newly Inserted by Presidential Decree No. 24697, Aug. 27, 2013]

Article 31 (Processing of Identification Information)

The Minister of Economy and Finance, the heads of responsible institutions and public corporations and quasi-governmental institutions may process data which include resident registration number pursuant to

Article 19 subparagraph 1 of the Enforcement Decrees to Personal Information Act under unavoidable circumstances in which they need to perform affairs relating to the verification of causes for disqualification of executives in public corporations and quasi-governmental institutions.

[This Article Newly Inserted by Presidential Decree No. 25532, Aug. 6, 2014]

ADDENDA <No. 19978, Mar. 27, 2007>

(1)	(Effective Date) This Decree shall take effect from April 1, 2007.

(2)

(Repeal of Act) The Enforcement Decree of the Framework Act on the Management of Government-Invested Institutions and the Enforcement Decree of the Framework Act on the Management of Government-Affiliated Institutions shall be repealed, respectively.

(3)

(Special Cases of Basis for Appointment/Dismissal of Executives) In applying Articles 21 and 22 to an institution designated as a public institution for the first time under the Act and this Decree, it shall be deemed that there is no change in the total revenue, the headcounts of employees and the size of assets under Articles 21 and 22 for the three years from the effective date of this Decree.

ADDENDA <No. 20720, Feb. 29, 2008>

Article 1 (Effective Date)

This Decree shall take effect on the date of its promulgation: Provided, That the amended portions of any Presidential Decree which is revised pursuant to Article 8 of the Addenda and promulgated before this Decree takes effect, but the effective date of which has yet to come, shall take effect from the date such Presidential Decree takes effect.

Articles 2 through 7 omitted

Article 8 (Amendment of Other Decrees)

(1) and (2) omitted.

(3) The Enforcement Decree of the Act on the Management of Public Institutions is partially amended as follows:

In Article 6(7), the part other than each item of Article 8(1) and (2) and Article 9 and Item 6 of the same Article, Article 16(1) through (3), Article 17(1), Article 18(1), the part other than Paragraph (2) of the same Article, Article 27(1), the main text of Paragraph (2), the part other than each item of Article 28(1), Paragraph (4) of the same Article, and Article 29, “the Minister of Planning and Budget” shall be changed to “the Minister of Economy and Finance.”

Each item of Article 11(1) shall be as follows:

1.	One (1) Vice-Minister of Economy and Finance nominated by the Minister of Economy and Finance;

2.	One (1) Vice-Minister of Security and Public Administration nominated by the Ministry of Security and Public Administration;

3.	One (1) vice-chairperson-level public officer nominated by the Chairperson of Anti-Corruption & Civil Rights Commission

“The Civil Service Commission and the Ministry of Planning and Budget” in Article 24(2) shall be changed to “the Ministry of Economy and Finance and the Ministry of Security and Public Administration.”

(4) through <68> omitted

ADDENDA <No. 20947, Jul. 29, 2008>

Article 1 (Effective Date)

This Decree shall take effect from February 4, 2009. <Proviso omitted>

Articles 2 through 25 omitted

Article 26 (Amendment of Other Decrees)

(1) through (6) omitted

(7) The Enforcement Decree of the Act on the Management of Public Institutions is partially amended as follows:

“The stock-listed corporation/KOSDAQ-listed corporation” under Article 2(13)3 and Article 2(15) of the Securities Transaction Act in Article 11(2)3 shall be changed to “the stock-listed corporation” under Article 9(15)3 of the Financial Investment Services and Capital Markets Act.

(8) through <113> omitted

Articles 27 and 28 omitted

ADDENDA <No. 22088, Mar. 26, 2010>

This Decree shall take effect from March 30, 2010.

ADDENDA <No. 23024, Jul. 14, 2011>

This Decree shall take effect from the date of its promulgation.

ADDENDA <No. 23221, Oct. 14, 2011>

Article 1 (Effective Date)

This Decree shall take effect from October 15, 2011.

Article 2 (Amendment of Other Decrees)

The Enforcement Decree of the Act on the Management of Public Institutions is partially amended as follows:

Article 26(1) shall be deleted.

ADDENDA <No. 24441, Mar. 23, 2013>

Article 1 (Effective Date)

This Decree shall take effect from the date of its promulgation.

Articles 2 through 4 omitted

Article 5 (Amendment of Other Decrees)

(1) through (2) omitted

(3) The Enforcement Decree of the Act on the Management of Public Institutions is partially amended as follows:

Article 11(1)2 shall be as follows:

2. One (1) Vice-Minister of Security and Public Administration nominated by the Minister of Security and Public Administration;

“The Ministry of the Interior and Safety” in Article 24(2) shall be changed to “the Ministry of Security and Public Administration.”

(4) through (43) omitted

ADDENDA <No. 24697, Aug. 27, 2013>

Article 1 (Effective Date)

This Decree shall take effect from August 29, 2013. <Proviso omitted>

Articles 2 through 11 omitted

Article 12 (Amendment of Other Decrees)

(1)	Omitted

(2)	The Enforcement Decree of the Act on the Management of Public Institutions is partially amended as follows:

Article 30 shall be newly inserted as follows:

Article 30 (Exercise of Minority Shareholders’ Right, etc.)

“Stock market prescribed by the Presidential Decree” under Article 54 of the Act shall mean KOSPI market under Article 176-9(1) of the Financial Investment Services and Capital Markets Act.

(3)	through (35) omitted.

Article 13 omitted

ADDENDA <No. 24780, Oct. 2, 2013>

This Decree shall take effect on the date of its promulgation.

ADDENDA <No. 25279, Mar. 24, 2014>

Article 1 (Effective Date)

This Decree shall take effect on the date of its promulgation.

Article 2 (Amendment of Other Decrees)

(1) and (2) omitted

(3) The Enforcement Decree of the Act on the Management of Public Institutions is partially amended as follows:

“The Act on the Efficient Disposal of Non-performing Assets, Etc. of Financial Companies and the Establishment of Korea Asset Management Corporation” in Article 18(3) shall be changed to “the Act on the Efficient Disposal of Non-performing Assets, Etc. of Financial Companies and the Establishment of Korea Asset Management Corporation.”

(4) through (34) omitted

Article 3 omitted

ADDENDA <No. 25532, Aug. 6, 2014>

Article 1 (Effective Date)

This Decree shall take effect from August 7, 2014.

ADDENDA <No. 25751, Nov. 19, 2014>

Article 1 (Effective Date)

This Decree shall take effect on the date of its promulgation: Provided, That the amended portions of any Presidential Decree which is revised pursuant to Article 5 of the Addenda and promulgated before this Decree takes effect, but the effective date of which has yet to come, shall take effect from the date such Presidential Decree takes effect.

Articles 2 through 4 omitted

Article 5 (Amendment of Other Decrees)

(1)	Omitted

(2)	The Enforcement Decree of the Act on the Management of Public Institutions is partially amended as follows:

Article 11-1 (2) shall be as follows, and Paragraph 4 shall be newly inserted in the same Article as follows.

2.	Vice-Minister of Government Administration and Home Affairs

4.	Minister of Personnel Management

“The Ministry of Security and Public Administration” in Article 24(2) shall be changed to “The Ministry of Personnel Management”

(3) through <418> omitted

ADDENDA <No. 27073, Mar. 31, 2016>

This Decree shall take effect on the date of its promulgation.

ADDENDA <No. 27505, Sep. 22, 2016>

Article 1 (Effective Date)

This Decree shall take effect on Sep. 23, 2016.

Article 2 (Application of Preliminary Feasibility Study)

Article 25-3 of the Amended Decree shall be applied from when the application for preliminary feasibility study is filed after this Decree becomes effective.

ADDENDA <No. 28211, Jul. 26, 2017>

Article 1 (Effective Date)

This Decree shall take effect on the date of its promulgation: Provided, That the amended portions of any Presidential Decree which is revised pursuant to Article 8 of the Addenda and promulgated before this Decree takes effect, but the effective date of which has yet to come, shall take effect from the date such Presidential Decree takes effect.

Articles 2 through 7 omitted

Article 8 (Amendment of Other Decrees)

(1)	and (2) omitted

(3)	The Enforcement Decree of the Act on the Management of Public Institutions is partially amended as follows.

Article 11 (1) 2 shall be as follows.

2.	Vice-Minister of the Ministry of the Interior and Safety

(4) through <388> omitted

ADDENDA <No. 28232, Aug. 9, 2017>

This Decree shall take effect on the date of its promulgation.

ADDENDA <No. 29184, Sep. 28, 2018>

This Decree shall take effect from September 28, 2018.

ADDENDA <No. 29858, Jun. 18, 2019>

Article 1 (Effective Date)

This Decree shall take effect from July 1, 2019.

Article 2 (Special Cases concerning Annual Report for Gender Equality)

The objective of appointment of executives and the implementation plan for 2019 (referring to those for the period from July 1, 2019 to December 31, 2019) shall be submitted by August 31, 2019 despite the amended provisions of Article 20-2(1), and the matters set forth in Article 20-2(2)2 regarding the relevant plan shall be reflected in the 2020 annual report.